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                                                              Exhibit 23.1

                      INDEPENDENT AUDITORS' CONSENTS




The Board of Directors
Foodmaker, Inc.:


We consent to incorporation by reference in the registration statement No. 33-50934 on Form S-3 of Foodmaker, Inc. and in registration statement Nos. 33-67450, 33-54602 and 33-51490 on Form S-8 of Foodmaker, Inc. of our report dated November 7, 1995, except for the last paragraph of Note 3, which is as of November 20, 1995, relating to the consolidated balance sheets of Foodmaker, Inc. and subsidiaries as of October 1, 1995 and October 2, 1994, and the related consolidated statements of operations, cash flows and stockholders' equity for the fifty-two weeks ended October 1, 1995 and October 2, 1994, and the fifty-three weeks ended October 3, 1993, and which report appears in the October 1, 1995 annual report on Form 10-K of Foodmaker, Inc. and subsidiaries.





                                            KPMG PEAT MARWICK LLP






San Diego, California
April 4, 1996